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                                                                     EXHIBIT 8.1


                  [Letterhead of Gibson, Dunn & Crutcher LLP]




                                  July 2, 1998






(213) 229-7000                                                     C 72764-00023

Pacific Gulf Properties Inc.
4220 Von Karman Avenue, Second Floor
Newport Beach, California 92660-2002

         Re:      Pacific Gulf Properties Inc.

Gentlemen:

         We have acted as special tax counsel to Pacific Gulf Properties Inc., a Maryland corporation (the "Company"), in connection with that certain Registration Statement filed on Form S-3 with the Securities and Exchange Commission (File No. 333-52829)(the "Registration Statement"), covering the offering and sale of 211,887 shares of common stock of the Company from time to time by certain stockholders of the Company, pursuant to the Prospectus forming a part thereof, as amended as of the date hereof (the "Prospectus"). You have requested our opinion concerning certain of the federal income tax considerations described in the Prospectus.

         In connection with rendering this opinion, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In our examination of such documents, corporate records and other instruments, we have assumed the authenticity of original documents, the conformity to the originals of any copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that all parties to such documents have acted, and will act, in accordance with the terms of such documents. With your permission we also have relied upon and assumed the accuracy of representations made by the Company as to factual matters relating to the Company's organization, operations, income, assets, distributions and stock ownership, including those set forth in an Officer's Certificate of even date herewith delivered to us for the purpose of rendering this opinion, and the accuracy of the representations and statements in the Registration Statement regarding the Company and its operations (and that any representations referred to above that are based on any person's knowledge or belief are accurate without regard to such person's knowledge or belief).

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Pacific Gulf Properties Inc.
July 2, 1998
Page 2


         We are opining herein only as to the effect of the federal income tax laws of the United States and we express no opinion with respect to the applicability or effect of other federal laws, the laws of any other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

         In light of the foregoing, it is our opinion that, based on the facts, assumptions and representations of the Company referred to above, as of the date hereof the information in the Prospectus under the caption "Federal Income Tax Considerations," to the extent that it constitutes matters of law, summaries of legal matters or legal conclusions, has been reviewed by us and is accurate in all material respects.

         This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all as of the date hereof. We caution that such authorities are subject to change and that any such change may be applied retroactively. Also, any variation or difference in the facts from the representations and other facts assumed or relied upon as described above may affect the conclusion stated herein. The Company's qualification and taxation as a real estate investment trust depends upon the Company's having met and continuing to meet -- through annual operating results, distribution levels and diversity of stock ownership -- the various qualification tests imposed under the Code. Accordingly, no assurance can be given that the actual results of the Company's operations, distribution levels or diversity of stock ownership for any one taxable year have satisfied or will satisfy such requirements.

         This opinion is being rendered to you solely in connection with the transactions set forth in the Registration Statement. We hereby consent to the reference to this firm under the heading "Legal Matters" in the Prospectus.


                                           Very truly yours,



                                           GIBSON, DUNN & CRUTCHER LLP

PSI/DLF